Exhibit 99.1

Anaplan Announces Third Quarter

Fiscal Year 2020 Financial Results

•	Third Quarter Subscription Revenue up 47% Year-Over-Year

•	Remaining Performance Obligation of $590 million, up 55% Year-Over-Year

•	Dollar-Based Net Expansion of 123%

SAN FRANCISCO, November 21, 2019 — Anaplan, Inc. (NYSE:PLAN), a pioneer in Connected Planning, today announced financial results for its third quarter ended October 31, 2019.

“We are proud of all our accomplishments during this first year as a public company. It’s been impressive to see how Connected Planning has resonated throughout the enterprise planning ecosystem,” said Frank Calderoni, chief executive officer at Anaplan. “We hear consistently from our customers that the value they see with our platform is essential and a major competitive advantage.”

Third Quarter Fiscal 2020 Financial Results

•	Total revenue was $89.4 million, an increase of 44% year-over-year. Subscription revenue was $79.7 million, an increase of 47% year-over-year.

•

GAAP operating loss was $32.5 million or 36.4% of total revenue, compared to $50.3 million in the third quarter of fiscal 2019 or 81.2% of total revenue. Non-GAAP operating loss was $8.8 million, or 9.9% of total revenue, compared to $18.3 million in the third quarter of fiscal 2019, or 29.5% of total revenue.

•	GAAP loss per share was $0.26, compared to $1.11 in the third quarter of fiscal 2019. Non-GAAP loss per share was $0.08, compared to $0.18 in the third quarter of fiscal 2019.

•	Cash and Cash Equivalents were $310.8 million as of October 31, 2019.

Financial Outlook

The Company is providing the following guidance for its fourth quarter fiscal 2020:

•	Total revenue is expected to be between $96.5 and $97.5 million.

•	Non-GAAP operating margin is expected to be between negative 14% and 15%.

The Company is updating its previous guidance provided on August 27, 2019 for full year fiscal 2020:

•	Total revenue is now expected to be between $346 and $347 million (was between $339 and $343 million).

•	Non-GAAP operating margin is now expected to be between negative 17% and 18% (was between negative 19.5% and 20.5%).

The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures used in this press release, definitions of our operating metrics and a reconciliation of GAAP and non-GAAP financial measures is contained in the tables below. A reconciliation of non-GAAP measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, the costs and expenses that may be incurred in the future and therefore, cannot be reasonably predicted. The effect of these excluded items may be significant.

Recent Highlights

•	Anaplan Ranked Among Fastest Growing Companies on Deloitte’s 2019 Technology Fast 500™

•	Anaplan Enables Planning at the Edge with New User Experience and Mobile App, Now Available

•	Anaplan Platform Can Deliver a 3X Return, According to Total Economic Impact™ Study

Webcast and Conference Call Information

Anaplan will host a conference call for investors on November 21, 2019 at 5:30 a.m. Pacific Time and 8:30 a.m. Eastern Time to share the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investors.anaplan.com. A replay of the webcast will be available for one year. The call can also be accessed live via phone by dialing (877) 823-8690 or, for international callers, (647) 689-4061 with conference ID 8452399. An audio replay will be available shortly after the call and can be accessed by dialing (800) 585-8367 or, for international callers (416) 621-4642. The passcode for the replay is 8452399.

Upcoming Investor Events

Anaplan management will be participating in the following investor conference:

Barclays Global Technology, Media and Telecommunications Conference

San Francisco, CA

December 11, 2019

1:00 PM (PT) / 4:00 PM (ET)

Interested parties can listen to the live audio webcast of Anaplan’s presentation available on Anaplan’s Investor Center website at https://investors.anaplan.com. A replay of the presentation will be available on the website following the completion of the event.

About Anaplan

Anaplan, Inc. (NYSE: PLAN) is pioneering the category of Connected Planning. Our platform, powered by our proprietary Hyperblock® technology, purpose-built for Connected Planning, enables dynamic, collaborative, and intelligent planning. Large global enterprises use our solution to connect people, data, and plans to enable real-time planning and decision-making in rapidly changing business environments to give our customers a competitive advantage. Based in San Francisco, we have over 20 offices globally, 175 partners, and more than 1,300 customers worldwide. To learn more, visit anaplan.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including all statements other than statements of historical fact contained in this press release and, in particular, estimates regarding the value of the Company’s platform to its customers, the quotations from management, financial outlook and earnings guidance, statements about the Company’s plans, strategies and prospects, estimates of enterprise cloud-market growth, market demand, competitive position, current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, short- and long-term business operations and objectives, and financial needs. These statements identify prospective information and may include words such as “expects,” “intends,” “continue,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “should,” “may,” “will,” or the negative version of these words, variations of these words and comparable terminology. These forward-looking statements are based on information available to the Company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: we have a limited history of operating at our current scale and under our current strategy, which makes it difficult to predict our future operating results, and we may not achieve our expected operating results in the future; due to our history of net losses, we anticipate increasing our operating expenses in the future, and we do not expect to be profitable for the foreseeable future; our quarterly results may fluctuate significantly and may not fully reflect the underlying performance of our business; because we derive substantially all of our revenue from a single software platform, failure of our Connected Planning solutions in general and our platform in particular to satisfy customer demands or to achieve increased market acceptance would adversely affect our business, results of operations, financial condition, and growth prospects; if we are unable to attract new customers, both domestically and internationally, the growth of our revenue will be adversely affected and our business may be harmed; our business depends substantially on our customers renewing their subscriptions and expanding their use of our platform and failure to achieve renewals and expansions may result in a material adverse effect on our business operations; the markets in which we participate are intensely competitive, and if we do not compete effectively, our business and operating results could be adversely affected; if we experience a security incident, our platform may be perceived as not being secure, our reputation may be harmed, customers may reduce the use of or stop using our platform, we may incur significant liabilities, and our business could be materially adversely affected; real or perceived errors, failures, bugs, service outages, or disruptions in our platform could adversely affect our reputation and harm our business; we have experienced rapid growth in recent periods and expect to continue to invest in our growth for the foreseeable future; if we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service, or adequately address competitive challenges; we could incur substantial costs in protecting or defending our intellectual property rights, and any failure to protect our intellectual property rights could impair our ability to protect our proprietary technology and our brand; our global operations and sales to customers outside the United States or with international operations subject us to risks inherent in international operations that can harm our business, results of operations, and financial condition; the uncertainty in and volatility of the broader stock market generally or the stock price of our common stock specifically may result in stockholders not being able to resell their shares at or above the price at which they purchased shares; we may engage in acquisitions and strategic transactions that do not yield the expected results. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the Company’s quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission on September 9, 2019, the “Risk Factors” section of which is incorporated into this press release by reference, and other documents filed with or furnished to the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made. The information contained in, or that can be accessed through, Anaplan’s website and social media channels are not part of this press release.

Investor Contact:

Edelita Tichepco

investors@anaplan.com

Media Contact:

Caitlin Tridle

press@anaplan.com

Preliminary Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(In thousands, except percentages and per share amounts)	2019	2018	2019	2018
Revenue:
Subscription revenue	$79,695	$54,366	$218,378	$148,905
Professional services revenue	9,715	7,648	31,402	22,487

Total revenue	89,410	62,014	249,780	171,392
Cost of revenue:
Cost of subscription revenue (1)	13,108	9,341	36,406	25,915
Cost of professional services revenue (1)	9,376	7,904	30,162	21,321

Total cost of revenue	22,484	17,245	66,568	47,236
Gross profit	66,926	44,769	183,212	124,156
Operating expenses:
Research and development (1)	16,462	12,207	47,963	36,056
Sales and marketing (1)	60,644	48,540	180,931	126,462
General and administrative (1)	22,344	34,348	65,158	57,218

Total operating expenses	99,450	95,095	294,052	219,736

Loss from operations	(32,524)	(50,326)	(110,840)	(95,580)
Interest income, net	1,180	314	3,770	439
Other income (expense), net	(2,398)	(602)	(2,096)	(1,242)

Loss before income taxes	(33,742)	(50,614)	(109,166)	(96,383)
Provision for income taxes	(959)	(617)	(3,368)	(2,077)

Net loss	$(34,701)	$(51,231)	$(112,534)	$(98,460)

Net loss per share attributable to common stockholders, basic and diluted	$(0.26)	$(1.11)	$(0.88)	$(3.24)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	132,352	46,085	128,286	30,416

(1) Includes stock-based compensation expense as follows:
Cost of subscription revenue	$689	$231	$1,817	$369
Cost of professional services revenue	539	260	1,577	378
Research and development	2,790	1,571	7,120	2,107
Sales and marketing	8,927	6,833	23,728	8,869
General and administrative	7,948	23,088	23,072	25,160

Total stock-based compensation expense	$20,893	$31,983	$57,314	$36,883

Preliminary Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of
	October 31, 2019	January 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$310,840	$326,863
Accounts receivable, net	97,573	92,597
Deferred commissions, current portion	22,688	15,827
Prepaid expenses and other current assets	11,841	13,377

Total current assets	442,942	448,664
Property and equipment, net	45,809	43,340
Deferred commissions, net of current portion	50,062	35,063
Intangible asset, net	7,188	35
Goodwill	31,935	—
Operating lease right-of-use asset	38,250	—
Other noncurrent assets	1,939	1,667

TOTAL ASSETS	$618,125	$528,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,401	$6,182
Accrued expenses	71,687	52,570
Deferred revenue, current portion	190,312	149,611
Operating lease liabilities, current portion	7,824	—

Total current liabilities	277,224	208,363
Deferred revenue, net of current portion	1,647	1,232
Operating lease liabilities, net of current portion	33,740	—
Other noncurrent liabilities	11,099	11,696

TOTAL LIABILITIES	323,710	221,291

Commitments and contingencies
Stockholders’ equity:
Common stock	13	12
Accumulated other comprehensive loss	(2,189)	(3,036)
Additional paid-in capital	752,361	653,738
Accumulated deficit	(455,770)	(343,236)

TOTAL STOCKHOLDERS’ EQUITY	294,415	307,478

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$618,125	$528,769

Preliminary Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended October 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(112,534)	$(98,460)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14,355	8,920
Amortization of deferred commissions	14,053	8,117
Stock-based compensation	57,314	36,883
Amortization of operating lease right-of-use assets and accretion of operating lease liabilities	7,840	—
Loss on disposal of property and equipment	594	457
Changes in operating assets and liabilities:
Accounts receivable, net	(4,495)	3,249
Prepaid expenses and other current assets	1,795	1,755
Other noncurrent assets	(170)	410
Deferred commissions	(36,134)	(21,382)
Accounts payable and accrued expenses	16,039	7,462
Deferred revenue	39,375	21,741
Payments for operating lease liabilities	(7,595)	—
Other noncurrent liabilities	(3,271)	933

Net cash used in operating activities	(12,834)	(29,915)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,455)	(13,545)
Capitalized internal-use software	(8,021)	(5,364)
Business combinations, net of acquired cash	(29,192)	—

Net cash used in investing activities	(39,668)	(18,909)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	281,813
Proceeds from issuance of common stock in private placement	—	20,000
Proceeds from exercise of stock options	18,862	5,576
Proceeds from repayment of promissory notes	11,526	1,644
Proceeds from employee stock purchase plan	9,088	—
Payment of exercise of warrants	—	12
Principal payments on capital lease obligations	(3,777)	(818)

Net cash provided by financing activities	35,699	308,227
Effect of exchange rate changes on cash and cash equivalents	780	(2,232)

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(16,023)	257,171
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH - Beginning of period	326,863	117,026

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH - End of period	$310,840	$374,197

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except percentages and per share amounts)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(In thousands, except percentages and per share amounts)	2019	2018	2019	2018
Revenue	$89,410	$62,014	$249,780	$171,392
GAAP operating loss	$(32,524)	$(50,326)	$(110,840)	$(95,580)
Stock-based compensation	20,893	31,983	57,314	36,883
Employer payroll tax expense related to employee stock plans	1,303	—	6,432	—
Business combination and other related cost	1,390	—	1,390	—
Amortization of acquired intangibles	112	53	147	159

Non-GAAP operating loss	$(8,826)	$(18,290)	$(45,557)	$(58,538)

GAAP operating margin %	-36.4%	-81.2%	-44.4%	-55.8%
Stock-based compensation %	23.4%	51.6%	22.9%	21.5%
Employer payroll tax expense related to employee stock plans %	1.4%	0.0%	2.6%	0.0%
Amortization of acquired intangibles %	1.7%	0.1%	0.7%	0.1%

Non-GAAP operating margin %	-9.9%	-29.5%	-18.2%	-34.2%

GAAP net loss	$(34,701)	$(51,231)	$(112,534)	$(98,460)
Stock-based compensation	20,893	31,983	57,314	36,883
Employer payroll tax expense related to employee stock plans	1,303	—	6,432	—
Business combination and other related cost	1,390	—	1,390	—
Amortization of acquired intangibles	112	53	147	159

Non-GAAP net loss	$(11,003)	$(19,195)	$(47,251)	$(61,418)

GAAP net loss per share, basic and diluted	$(0.26)	$(1.11)	$(0.88)	$(3.24)
Stock-based compensation	0.16	0.69	0.45	1.21
Employer payroll tax expense related to employee stock plans	0.01	0.00	0.05	0.00
Business combination and other related cost	0.01	0.00	0.01	0.00
Amortization of acquired intangibles	—	—	—	0.01
Impact of difference in number of GAAP and non-GAAP shares	—	0.24	—	1.41

Non-GAAP net loss per share	$(0.08)	$(0.18)	$(0.37)	$(0.61)

Shares used to compute GAAP net loss per share attributable to common stockholders, basic and diluted	132,352	46,085	128,286	30,416
Weighted average effect of the assumed conversion of convertible preferred stock from the date of issuance	—	57,605	—	68,214
Weighted average effect of the assumed vesting of restricted stock unit from the date of issuance	—	1,680	—	1,982

Shares used to compute Non-GAAP net loss per share	132,352	105,370	128,286	100,612

GAAP net cash provided by (used in) operating activities	$(16,029)	$(14,220)	$(12,834)	$(29,915)
Purchase of property and equipment	(852)	(1,126)	(2,455)	(13,545)
Capitalized internal-use software	(2,970)	(1,985)	(8,021)	(5,364)

Non-GAAP free cash flow	$(19,851)	$(17,331)	$(23,310)	$(48,824)

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, and free cash flow. The non-GAAP financial information is presented for supplemental informational purposes only, and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. The non-GAAP measures presented here may be different from similarly-titled non-GAAP measures used by other companies.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures, when viewed collectively with the GAAP measures, may be helpful to investors because they provide consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. The definitions of our non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may utilize metrics that are not similar to ours. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. Please see the reconciliation tables in this release for the reconciliation of GAAP and non-GAAP results.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

Employer payroll tax expense related to employee stock plans. We exclude employer payroll tax expense related to employee stock plans, which is a cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of exercise or vesting, which may vary from period to period independent of the operating performance of our business.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of intangible assets are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Internal-use software. We include capitalization and the subsequent amortization of internal-use software, which is a non-cash expense, in certain of our non-GAAP financial measures. We capitalize certain costs incurred for the development of computer software for internal use and then amortize those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available.

Purchase of property and equipment. We include purchase of property and equipment in certain of our non-GAAP financial measures, such as free cash flow. Our management reviews cash flows generated from operations after taking into consideration capital expenditures such as purchase of property and equipment as these expenditures are considered to be a necessary component of ongoing operations.

Business combinations and related cost. We include transaction and integration expenses that are directly related to business combinations. Such expenses primarily include transaction closing costs, professional service fees and retention payments.

Operating Metrics

Annual recurring revenue (ARR) is calculated as subscription revenue already booked and in backlog that will be recorded over the next 12 months, assuming any contract expiring in those 12 months is renewed and continues on its existing terms and at its prevailing rate of utilization.

Dollar-based Net Expansion Rate is calculated as the ARR at the end of a period for the base set of customers from which we had ARR in the year prior to the calculation, divided by the ARR one year prior to the date of calculation for that same customer base.